独家选择权协议

Exclusive Right and Option to Purchase Agreement

本协议由以下双方于2019年 12 月 31 日在中国上海签署

This Exclusive Right and Option to Purchase Agreement (this “Agreement”) is executed on Dec. 31, 2019 (the “execution date”) in Shanghai, People’s Republic of China.

THIS AGREEMENT is between

甲方：宁臣（上海）企业管理有限公司

PARTY A: Ning Chen (Shanghai) Enterprise Management Group Co., Ltd.

住所：上海市金山区张堰镇花贤路69号B4115室

Address: Room B4115, No.69 Huaxian Road, Jinshan District, Shanghai, China

统一社会信用代码：91310000MA1JBRW03M

Unified Social Credit Code: 91310000MA1JBRW03M

类型：有限责任公司（台港澳法人独资）

Type: Limited liability Company (Taiwan, Hong Kong and Macao’s sole proprietorship of legal person)

法定代表人：江鹏

Legal Representative: JIANG Peng

乙方：

PARTY B:

国亚资产管理（深圳）有限公司，现持有北京恒泰普惠信息服务有限公司100%的股权，其中包括恒泰先锋投资有限公司协议转让的30%股权。

Guoya Asset Management (Shenzhen) Co., Ltd, holds 100% of the equity interest of Beijing Hengtai Puhui Information Service Co., Ltd., including the 30% equity agreed to transfer by Hengtai Xianfeng Investment Co., Ltd.

类型：有限责任公司（自然人投资或控股）

Type: Limited Liability Company (invested by or controlled by natural person)

住所：深圳市前海深港合作区前湾一路1号A栋201室

Address: Room 201, Building A, No.1 Qianwan 1st road, Qianhai Shenzhen-Hong Kong cooperation zone, Shenzhen, China

统一社会信用代码：91440300MA5D870355

Unified Social Credit Code: 91440300MA5D870355

法定代表人：赵传海

Authorized Representative: ZHAO Chuanhai

丙方：**北京恒泰普惠信息服务有限公司**

PARTY C: Beijing Hengtai Puhui Information Service Co., Ltd.

类型：有限责任公司（自然人投资或控股）

Type: Limited Liability Company (invested by or controlled by natural person)

住所： 北京市西城区金融大街33号B座6层605单元

Address: Unit 605, 6th floor, Block B, No.33 financial street, Xicheng district, Beijing, China

统一社会信用代码：9111010833968793X7

Unified Social Credit Code: 9111010833968793X7

法定代表人：黄筱赟

Authorized Representative: HUANG Xiaoyun

鉴于：

WHEREAS:

1. 甲方、丙方两个公司系依照中华人民共和国法律注册设立且有效存续的有限责任公司。

1. Party A and Party C are the limited liability companies incorporated and validly existing under the laws of the PRC.

2. 截至本协议签订日，乙方为丙方的股东，合法持有丙方所有股权及权益。在本协议中，乙方，即，国亚资产管理（深圳）有限公司系依照中华人民共和国法律注册成立的有限责任公司。

2. As of the execution date of this Agreement, Party B lawfully holds 100% of the equity interests of Party C. Party C herein consists of one equity interest holders, is a limited liability company incorporated and validly existing under the laws of the People's Republic of China.

据此，协议各方经过友好协商,达成如下协议以兹共同遵守：

After friendly consultation, all the Parties have agreed to execute this Agreement with the following terms and conditions:

第一条：购买选择权和行权

ARTICLE I

OPTION TO PURCHASE AND EXCERCISE

1.承诺：乙方承诺甲方拥有不可撤销的独家购买选择权，甲方有权购买现由乙方持股的丙方所有股份，该购买选择权是不可撤销的且只能由甲方或甲方指定人员行使。（这里的“人员”包括企业实体、公司、合伙企业、合资公司和非公司组织机构。）

1. WARRANTIES. Party B jointly and irrevocably hereby grants to Party A the exclusive right and option to purchase all assets and equity interest of Party C held by Party B. This exclusive right and option to purchase cannot be withdrawn by Party B and shall only be exercised by Party A or a designated party from Party A (“a designated party”

herein means corporate entity, company, partnership firm and unincorporated organization).

2.行权流程：甲方在行使其购买选择权之前应书面通知乙方；在收到通知后的 7 天内，乙方和丙方协同甲方或甲方指定人员应立即编制准备一整套拟提交给政府机构批准的与行使选择权有关的转让股权文件，以便实现股权转让。一旦这些转让文件的编制准备工作完成并经甲方、乙方和丙方书面确认，则这些转让文件应即刻且无条件地获得授权批准，以便执行与行使选择权有关的丙方股权和资产的转让。

2. **EXERCISE OF OPTION.** By exercising its exclusive right to purchase the equity of Party C pursuant to this Agreement, Party A shall serve written notice to Party B. Within 7 days of receiving the written notice, Party B and Party C should provide necessary assistance to Party A or a designated party to prepare a full set of documents regarding the transfer of equity interest to be submitted to the governmental organizations. Once the documents complied and confirmed by all the parties, they will be effectively and immediately unconditionally approved for the transfer of the assets and equity interests of Party C.

3.行权条件：当甲方认为收购丙方是必要的且依照中华人民共和国法律和法规是可行的，以及按美国证券会要求是必须时，甲方可立即行使其购买丙方股东股权权益或资产的选择权，乙丙方无条件的全部同意。

3. <u>CONDITONS FOR OPTION.</u> When Party A considers it is of necessity, feasible under the laws and regulations of the People' s Republic of China and mandatory at the request of the US Securities and Exchange Commission, Party A shall exercise its exclusive right and option to purchase the aforesaid equity interest and or assets and Party B and Party C shall agree such transaction unconditionally.

,

第二条：收购价格

ARTICLE II

<u>PURCHASE PRICE</u>

根据行使选择权的条件，甲方和乙方应签署与收购价格有关的协议。在收购不违反中国相关法律或法规且实质有效的前提下实施，收购价格为中华人民共和国法律范围内允许的最低价格。

Pursuant to the terms and conditions of the option to purchase, Party A and Party B shall sign an agreement relating to the purchase price. Party A and Party B have agreed that the purchase price for the aforesaid equity interest and assets to

be acquired shall be the lowest price as allowed by the laws and regulations of the People's Republic of China.

第三条：承诺和保证

ARTICLE III

REPRESENTATIONS AND WARRANTIES

1.协议各方应向其它方保证：各协议签署方具有签署本协议并执行本协议中义务的必要权利、能力和授权，且经过合法程序。

1. AUTHORIZATION. All parties have full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction and are authorized by lawful procedure.

2. 乙方向甲方承诺：

2. WARRANTIES OF PARTY B TO PARTY A.

（1）乙方是合法登记的丙方股东，且已经对各自认缴的丙方注册资金全额出资。

A. Party B represents and warrants to Party A that Party B is the legally registered equity interest holder of Party C and has paid the registered capital as subscribed.

（2）除《股权质押协议》外，乙方未对其在丙方的股权做任何抵押或质押，也未以任何形式对其在丙方的股权实施担保物权或借款。

B. Apart from "The Equity Pledge Agreement" signed with Party A, Party B warrants that it has never pledged the equity of Party C to any third party.

（3）乙方没有或将来也不会将其在丙方的股东权益出售给任何第三方；

C. Party B warrants that it has not or shall not sell the equity of Party C to any third party.

3.丙方向甲方承诺：

WARRANTIES OF PARTY C TO PARTY A.

丙方是依照中华人民共和国法律注册登记且合法存在的有限责任公司，其业务经营均遵守了中华人民共和国现行法律。

Party C is a limited liability company registered and validly existing under the laws of the People's Republic of China. Party C's business and operations are in compliance with the current laws of the People's Republic of China.

第四条：协议约定

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARTY C

在甲方执行购买选择权，收购丙方所有股权之前，丙方：

Prior to Party A or a designated party executes the right and option to purchase all equity interest and assets of Party C, Party C represents and warrants to Party A as follows:

1.不得出售、转让、抵押、或以其他方法处置丙方经营收益或与其收入有关的其他任何合法利益（除非这些出售、转让、抵押、处置已经告知甲方并经甲方书面同意）；

1. not to sell, transfer, pledge or otherwise dispose of any legal benefits of Party C to any third party (unless such sale, transfer, pledge or disposal are with written consent of Party A);

2.不得涉入任何可能对其资产、负债、经营、股东权益、或其他合法权利产生重大影响的交易（除非这些交易已经告知甲方并经甲方书面同意）；

2. not to involve in any transaction which might influence the assets, debt, operation, equity interest of holders and other legal interests of Party C (unless such transaction are with written consent of Party A);

3.不得以任何形式对其股东分配任何股利。

3. not to distribute dividends to shareholders in any form;

4.未经甲方事先书面同意，乙方和丙方不得将其在本协议中的权利和义务转让给其他第三方或者变相转让;

4. not to transfer any rights and obligations pursuant to this Agreement to any third party without written consent of Party A;

5.乙方和丙方同意：只要甲方愿意，甲方有权将其在本协议中的权利和义务转让给其他第三方。该转让只需甲方书面通知乙方和丙方，不需获得乙方和丙方的同意。

5. Party B and Party C agree that so long as Party A agrees, Party A shall have the right to transfer the rights and obligations pursuant to the Agreement to any third party. Party A shall give the written notice to Party B and Party C only on such transfer but no need to have prior consent of Party B and Party C.

第五条：保密性

ARTICLE V

CONFIDENTIALITY

协议各方理解并确定与本协议有关的任何口头或书面的材料都具有机密性，都应对这些材料、内容、信息保密。未经其他方书面授权，任何一方都不得将任何材料泄露给第三方，但以下情形除外：

Parties understand and confirm that all materials whether in verbal form or in writing relating to this Agreement are of confidential and such materials, contents and information shall be kept confidential. Unless with authorization of the other

Party, no party shall disclose to any third party, with the following exceptions:

1.这些材料是公众所知或将为公众所知。

1. Such materials are of public knowledge.

2.根据现行法律或条例或证券交易所条例，这些材料应该向公众披露；

2. Such material shall be disclosed to public pursuant to current laws and regulations or rules of a securities exchange.

3.协议一方向其法律或财务顾问披露的材料与本协议中的交易预期相关，且这些法律或财务顾问应遵守本协议提到的保密条款。协议一方的雇员泄露任何保密材料视为该协议方泄露材料，则该协议方应为违反合同约定负责。本协议第五条保密条款不因本协议无效、修改、撤消、终止或因某种原因不能履行而终止。

3 A Party may disclose the material and the transactions relating to this Agreement to its legal and financial advisors and such legal and financial advisor shall observe the confidentiality clause of this Agreement. Any disclosure by the employee of a Party shall be deemed as disclosed by such Party and shall be responsible for the breach. This Article V of Confidentiality shall survive in regardless of any void, amendment, rescission, termination, or non-performance of this Agreement.

第六条：违约

ARTICLE VI

LIABILITY FOR BREACH OF CONTRACT

任何违反本协议的条款、未能完全履行或错误履行本协议约定的义务、作出的任何不实承诺、对任何重大事项未作出重要披露或遗漏、或未能履行本协议条款的任何一方即构成违约。违约方应依照适用法律对其违约事项负责。

Any breach, failure in full performance, mistake in performance any obligations, any misrepresentations made, non-disclosure of material facts or failure to disclose any material facts, or non performance of any provisions of this Agreement shall constitute a breach of this Agreement. The Defaulting Party shall be responsible for its default in accordance with law.

第七条：适用法律和争议解决

ARTICLE VII

GOVERNING LAW AND DISPUTE RESOLUTION

1.适用法律：本协议的执行、效力、解释、履行，及由本协议产生的争议的解决，均受争议发生时中华人民共和国现行有效的法律管辖。

1. GOVERNING LAW. This Agreement is made and shall be governed in all respects, including validity, interpretation, effect and performance, by the laws of People’s Republic of China.

2. 争议解决： 因本协议理解或实施而产生的任何争端应首先通过友好协商解决。如果争议出现后 30 天内通过协商没有解决，任何一方均有权将争议提交给中国上海市金山区人民法院，以诉讼方式解决。

2. DISPUTE RESOLUTION. The parties may settle any disputes regarding the interpretation or implementation arising out of this Agreement through consultation. If the Parties fail to resolve the dispute through consultation within 30 days, any parties may apply to Jinshan People’s Court of Shanghai for litigation.

第八条：协议效力和协议终止

ARTICLE VIII

EFFECT AND TERMINATION

1. 本协议在协议各方签订、盖章后生效；

1. This Agreement shall take legal effect on the Execution Date after this Agreement is signed by and stamped by the Parties.

2. 除非甲方提前 30 天通知其他方终止本协议，否则无协议各方全体一致同意，本协议不得终止。

Unless or until terminated by 30 day notice by Party A in advance, this Agreement shall be in full force.

第九条：协议修改和完整性

ARTICLE IV

ENTIRE AGREEMENT AND MODIFICATION

1.协议修正、修改和补充：本协议的修改和补充需协议各方书面同意。由协议方执行的修改和补充部分应视为本协议整体组成部分，并同本协议一样具有法律效力。

1. **MODIFICATION AND AMENDMENT.** No provisions of this Agreement may be amended, modified, supplemented, discharged or terminated, unless the parties consent thereto in writing. Any amendments and supplements made hereof by the Parties shall form an integral part of this Agreement and shall have the same legal effect.

2.完整条款：协议各方确认，本协议构成与合同标的物有关的协议各方的完整协议，并取代所有以前或同期协定和口头或书面形式的理解；

2. **ENTIRE AGREEMENT.** This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof.

第十条：可分性条款

ARTICLE X

SEVERABILITY

如果根据中国法律或法规，本协议的任何条款被宣告无效或无法执行则该条款仅仅在中国范围内被视为无效，而剩余其他条款的有效性、合法性、和可执行性不应受任何影响。协议各方应本着诚实精神，通过友好协商，准备有效协议以取代无效或无法执行的条款，以便取代条款能带来该无效或无法执行的条款拟产生的相同经济影响。

If any term or condition of this Agreement is determined to be invalid, illegal or incapable of being enforced by any laws or regulations of PRC, all other terms and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or condition is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

第十一条：其他事项

ARTICLE XI

MISCELLANEOUS

1.本协议中的标题仅作参考之便，不影响本协议的理解、解释或条款的意义。

1. CAPTIONS AND HEADINGS. The captions and headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

2. 本协议系中英文一体式版本,一式五份。协议方各执协议原件一份，其余文件以作完成相关程序之用。每份协议原件均有同等法律效力。当中英文的解释产生冲突时，应以中文为准。

2. The Agreement was made with English and Chinese original versions in five copies. Each party of this Agreement shall hold one of its original versions and the rest of its original versions shall be used for related procedure. Each of them shall have the same legal force. In case of discrepancy between Chinese and English version, original version in Chinese shall prevail.

3.在签署后，协议双方执行本协议。

3. The Parties shall perform this Agreement after signing this Agreement..

甲方：宁臣（上海）企业管理有限公司

Party A: ON BEHALF OF Ning Chen (Shanghai) Enterprise Management Group Co., Ltd.:

法定代表人：江鹏

Legal Representative: JIANG Peng

乙方：国亚资产管理（深圳）有限公司：

Party B：ON BEHALF OF Shanghai Nisun Enterprise Management Group Co., Ltd.：

法定代表人：赵传海

Legal Representative: ZHAO Chuanhai

丙方：北京恒泰普惠信息服务有限公司

Party C: ON BEHALF OF Beijing Hengtai Puhui Information Service Co., Ltd.：

法定代表人:黄筱赟

Legal Representative: HUANG Xiaoyun

日期:2019 年 12 月 31 日

Date: Dec. 31, 2019